UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2008


                      FREEHAND SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                  1-17963                 11-2906904
----------------------------       ---------------        -------------------
(State or other jurisdiction      (Commission File           (IRS Employer
      of incorporation)                Number)             Identification No.)


                 95 First Street, Suite 200, Los Altos CA 94022
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (650) 941-0742


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                 Section 5 - Corporate Governance and Management


Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant


On April 8, 2008, FreeHand Systems International, Inc. ("the Company") borrowed $50,000 from James Anderson, a stockholder of the Company, pursuant to a note from the Company dated such date ("the Note"). The Note is unsecured and provides for interest at 10% per annum and both interest and the principal amount of the Note are due April 1, 2009. If the Company completes a financing with gross proceeds to the Company in excess of $3,000,000 prior to the due date of the Note, the Note and all accrued interest become due and payable on the date of completion of such financing. In connection with this borrowing, the Company extended the expiration date of warrants held by the stockholder to purchase a total of 118,712 shares of common stock at exercise prices ranging from $1.00 to $1.35 per share from September 25, 2008 to December 31, 2009. The allocated fair value of this change in terms using the Black-Scholes Merton valuation model of approximately $3,600 will be amortized as interest expense over the term of the Note. The effective interest rate on this borrowing is 17.5%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 18, 2008                          FREEHAND SYSTEMS INTERNATIONAL, INC.

                                        By: /s/ Kim A. Lorz
                                            ------------------------------
                                            Kim A. Lorz
                                            Chief Executive Officer